EXHIBIT 10.1


STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement"), dated as of September 5, 2006, is by and among Jeffrey Schultz ("Schultz"), and HEB, LLC, a Nevada limited liability company ("Buyer").

                                    RECITALS:

     WHEREAS, Schultz is a Florida resident; and has the authority to sell his stock in SFNL as described in this agreement

     WHEREAS, Buyer is buying the stock as an Investment

     NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

1. Agreement to Purchase.

     (a) At the Closing (as hereinafter defined), Schultz agrees to sell to Buyer, and Buyer agrees to purchase from Schultz 4,715,950 SFNL shares (the "Company Shares") of the 9,431.900.00 shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), at a purchase price of $0,021 per share ($100,000.00 in the aggregate) under the following enclosed payment schedule.. Buyer has paid to Schultz $15,000.00 and Buyer will pay to Schultz an additional $10,000.00 at closing, $25,000.00 on September 30, 2006, and $50,000.00 on October 30, 2006.

     (b) The closing of the sale of the Company Shares contemplated under this Agreement (the "Closing") shall occur on the date of this Agreement at the Florida offices of the Buyer (the "Closing Date"). At the Closing:

     (i)  The parties hereto shall execute and deliver this Agreement;

     (ii) Schultz shall issue to its transfer agent irrevocable instructions to issue a certificate to Buyer evidencing the Shares to be sold. Upon receipt of final payment on October 30, 2006 Schultz shall deliver certificate in the name of HEB, LLC for 4,715,950.


2. Schultz shall deliver to Buyer a copy of the additional shares certificate(s) representing the remaining shares, together with appropriate stock powers transferring 100% of the voting rights of the Schultz shares to Buyer;

     (i) Buyer shall deliver to Schultz by check or wire transfer $10,000.00 representing the above 1st installment payment for the purchase price for the Company Shares



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     (ii) Buyer  shall  deliver  to  Schultz  within  5  business  days  150,000 post-split shares of ETCR Shares after the deliver of the certificate to HEB of the SFNL shares and the Stock Power of the other certificate representing all voting rights of the Schultz shares.


3. Representations, Warranties By Schultz. Schultz represent and warrant to Buyer that the following are true and correct as of the date of this Agreement:

     (a) Schultz represents that the shares have no encumbrances and that the shares are free and clear of all obligations and that he has the power to sell the shares.

     (b) The Shares  have been duly  authorized,  and when issued to Buyer under
the  terms  of  this  Agreement,   will  be  validly  issued,   fully  paid  and
non-assessable.

     (c) No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by the Company.

     (d) Schultz warrants that he will file immediately with the Securities and Exchange Commission the necessary filings (Form 4) required evidencing this transaction.


4. Representations, Warranties and Covenants of Buyer. Buyer represents and warrants to the Company and Schultz as follows:

     (a) Buyer is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     (b) Buyer is acquiring the Company Shares from Schultz (collectively, the "Subject Shares") for its own account and not with a view to any distribution of the Subject Shares in violation of the Securities Act.

     (c) [Intentionally left blank.]

     (d) This Agreement constitutes a valid and binding agreement and obligation of Buyer enforceable against Buyer in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     (e) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer, and Buyer has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

     (f) Buyer has had access to any and all information concerning the Company that Buyer and its financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Buyer has had the opportunity to review Company's annual report on Form 10-KSB for the year ended December 31, 2004 and 2005,



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quarterly  reports on Form 10-QSB for the quarterly period ended March 31, 2005,
June 30, 2005, September 30, 2005, Form 10-KSB for year ended December 31, 2006, and Form 10 -QSB for the quarter ended March 31, 2006 (collectively, the "Securities Filings").


5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.


6. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopier, initially to the address set forth on the signature page hereto, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.


7. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.


8. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, this Stock Purchase Agreement was duly executed on the date first written above.


                                 JEFFREY SCHULTZ

                                        /s/ Jeffrey Schultz
                                        ------------------------------------
                                        Jeffrey Schultz
                               Address: 333 Las Olas Way, #3006
                                        Ft. Lauderdale, Fl 33301


                                    HEB, LLC


                                    By: /s/ Scott A. Haire
                                        ------------------------------------
                                        Scott A. Haire, Manager
                               Address: 2225 E. Randol Mill Road, Suite 305
                                        Arlington, Texas 76011











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